Exhibit 10.22
Vice President — Restricted Stock

WATSON Pharmaceuticals, Inc.

AMENDMENT AND RESTATEMENT OF THE 2001 INCENTIVE AWARD PLAN

NOTICE OF GRANT AND SIGNATURE PAGE

Congratulations, you (“Holder”) have been granted an award of restricted shares of Common Stock of Watson Pharmaceuticals, Inc., a Nevada corporation (the “Company”), subject to the restrictions imposed under this Notice of Grant and Signature Page and the Award Agreement (the “Restricted Stock” award).  The Restricted Stock award is subject to the terms and conditions of the Award Agreement, and the Amendment and Restatement of The 2001 Incentive Award Plan of the Company, as amended from time to time (the “Plan”), which are attached hereto as Exhibit 1-A and 1-B, respectively, and of which this Notice of Grant and Signature Page is a part.  By signing this Notice of Grant and Signature Page and the applicable Exhibits, you represent and warrant to the Company that you have read the Award Agreement, the Plan and the other Exhibits and agree to be bound by their terms and conditions.  Capitalized terms not otherwise defined in this Notice of Grant and Signature Page shall be as defined in the Plan, the Award Agreement and the Exhibits.

Subject to the terms and conditions of the Award Agreement, the Plan and the Exhibits, the terms and conditions of this Restricted Stock award are set forth below:

Holder’s Name: [First Name and Last Name]                   Total Number of Shares Granted:                      ..

Date of Grant: [Month, Day, Year]

Subject to the terms and restrictions of the Award Agreement, the Plan and the Exhibits, this Restricted Stock award shall become vested in accordance with the following schedule:

On This Date, or upon Achievement of this Performance Target	This Restricted Stock Award Shall Become Vested with Respect to the Following Number of Shares on each Date Shown, or upon the Achievement of each Performance Target Shown (as Applicable)
[Month, Day, Year][Performance Target]	[Number]
[Month, Day, Year][Performance Target]	[Number]
Total Share	[Total]

NOTE, schedule does not reflect cumulative vesting.

IN WITNESS WHEREOF, the Company has granted this Restricted Stock award, subject to the terms and conditions set forth herein, on the date of grant specified above.

WATSON PHARMACEUTICALS, INC.

Allen Chao, Ph.D., Chairman and Chief Executive Officer
ACCEPTED:

Holder’s Signature

Note:   This document constitutes the Company’s offer to enter into an agreement under the terms and conditions set forth herein. This offer will expire without further notice at 5 o’clock Pacific Time sixty days after the date of grant of the Restricted Stock award set forth above, unless this offer is accepted by Holder by the delivery of this original Notice of Grant and Signature Page, and the applicable Exhibits, executed by Holder to the Company on or prior to the offer’s expiration date.

Address

Holder’s Taxpayer Identification Number	GRANT NO: 0000XXXX

EXHIBIT 1-A

AWARD AGREEMENT

THIS AWARD AGREEMENT, dated as of the Date of Grant appearing on the Notice of Grant and Signature Page hereof, is made by and between Watson Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and the Employee whose name and signature appear on the Notice of Grant and Signature Page hereof (“Holder”).

WHEREAS, the Company wishes to grant to Holder shares of its Common Stock, pursuant to the terms and conditions and restrictions of the Notice of Grant and Signature Page, this Agreement and the Amendment and Restatement of The 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc., as amended from time to time (the terms of which are hereby incorporated by reference and made a part of this Agreement, the “Plan”); and

WHEREAS, it has been determined that it would be to the advantage and best interest of the Company and its stockholders to grant Holder the Restricted Stock award as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

ISSUANCE OF RESTRICTED STOCK

Section 1.1 - Issuance of Restricted Stock.  In consideration of the recitals, Holder’s agreement to remain in the employ of the Company or a Subsidiary, and for other good and valuable consideration, the Company agrees to issue to Holder the shares of Common Stock specified in the Notice of Grant and Signature Page (the “Restricted Stock”) upon the terms and conditions set forth in this Agreement.

Section 1.2 - Consideration to the Company.  As partial consideration for the issuance of the Restricted Stock by the Company, Holder agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe.  Nothing in this Agreement or in the Plan shall confer upon Holder any right to continue in the employ of the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between Holder and the Company and any Subsidiary.

Section 1.3 - Adjustments in Restricted Stock.  The Administrator may adjust the Restricted Stock in accordance with the provisions of Section 12.3 of the Plan.

ARTICLE II

RESTRICTIONS

Section 2.1 - Forfeiture of Restricted Stock.  In the event of Holder’s Termination of Employment, the Restricted Stock (including, without limitation, any cash, securities or other property subject to Section 2.5) as of the date of the Termination of Employment shall thereupon be forfeited and surrendered by Holder and transferred and delivered by Holder to the Company for no consideration (the “Forfeiture Restriction”).  For purposes of this Agreement, the “Restrictions” shall mean the Forfeiture Restriction and the restrictions on sale or other transfer of the Restricted Stock and other restrictions as set forth in this Article II.

Section 2.2 - Transferability of the Restricted Stock; Escrow.

(a)           Except as provided herein, Holder (and Holder’s legal representative) shall not sell, exchange, transfer, alienate, hypothecate, pledge, encumber or assign the Restricted Stock subject to the Forfeiture Restriction, or any interest or right with respect thereto.  Neither the Restricted Stock subject to the Forfeiture Restriction nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, this Section 2.2(a) shall not prevent transfers subject to the consent of the Administrator, pursuant to a DRO.

(b)           Holder hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Restricted Stock upon forfeiture and surrender pursuant to the Forfeiture Restriction pursuant to Section 2.1 from Holder (or Holder’s legal representative) to the Company.

(c)           To ensure the availability for delivery of Holder’s Restricted Stock upon forfeiture and surrender of the Restricted Stock by Holder and transfer of the Restricted Stock to the Company pursuant to the Forfeiture Restriction under Section 2.1, Holder hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as Holder’s attorney-in-fact to assign and transfer unto the Company, such Restricted Stock pursuant to the Forfeiture Restriction and shall, upon execution of this Agreement, execute, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificate(s) representing the Restricted Stock (or such account or other evidence representing the issuance of the Restricted Stock to Holder), together with the Assignment Separate from Certificate duly endorsed in blank, attached as Exhibit “1-C” hereto, and the Joint Escrow Instructions of the Company and Holder attached as Exhibit ”1-D” hereto.  The Restricted Stock and Assignment Separate from Certificate shall be held by the Secretary (or other escrow agent) in escrow, pursuant to Joint Escrow Instructions, until the Restricted Stock is transferred to the Company pursuant to the Forfeiture Restriction as provided in Section 2.1, until such Restricted Stock (or portion thereof) is no longer subject to the Restrictions, or until such time as this Agreement no longer is in effect.  At such time as the Restrictions lapse as to some or all of the Restricted Stock, the Secretary (or other escrow agent) shall promptly deliver to Holder (or Holder’s legal representative) the certificate or certificates (or such account or other evidence) representing the Restricted Stock that is no longer subject to the Restrictions in the Secretary’s (or other escrow agent’s) possession belonging to Holder and at such time as there are no longer any Restricted Stock that is subject to the Restrictions, the Secretary (or other escrow agent) shall promptly deliver to Holder (or Holder’s legal representative) the certificate or certificates (or such account or other evidence) representing any remaining Restricted Stock in the escrow agent’s possession belonging to Holder, and the Secretary (or other escrow agent) shall be discharged of all further obligations hereunder.

(d)           The Secretary, or other escrow agent, shall not be liable for any act he or she may do or omit to do with respect to holding the Restricted Stock in escrow and while acting in good faith and in the exercise of his judgment.

Section 2.3 - Legend.  The share certificate(s) evidencing the Restricted Stock issued hereunder (or such account or other evidence representing the Restricted Stock issued hereunder) shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND FORFEITURE RESTRICTIONS HELD BY THE ISSUER AS SET FORTH IN A NOTICE OF GRANT AND SIGNATURE PAGE AND AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS ARE BINDING ON TRANSFEREES OF THIS RESTRICTED STOCK.

Section 2.4 - Lapse of Restrictions.

(a)           As of the date of issuance under Section 1.1, all of the Restricted Stock shall be subject to the Restrictions.  Subject to Section 2.1 and the terms and conditions of the Plan, the Restrictions shall lapse as to the number of shares of Restricted Stock specified in the Notice of Grant and Signature Page, on the date or dates, or upon satisfaction of the condition or conditions, specified therein, or as specified in Section 2.4(c).

(b)           Upon the lapse of the Restrictions on the Restricted Stock (or portion thereof), the Company and the escrow agent shall cause new certificates to be issued with respect to such Restricted Stock and delivered to Holder or his legal representative, free from the legend provided for in Section 2.3 and of any of the other Restrictions.  At such time, the Company shall also deliver all other securities and property held in escrow pursuant to Sections 2.2 and 2.5 in respect of the number of shares of Common Stock as to which the Restrictions have then lapsed.  Notwithstanding the foregoing, no such new certificate shall be delivered to Holder or his legal representative unless and until Holder or his legal representative shall have paid to the Company in cash the full amount of all federal, state and local withholding and employment taxes applicable to the taxable income and wages of Holder resulting from the award of the Restricted Stock or the lapse of the Restrictions, or Holder has otherwise provided for the tax withholding required with respect to the issuance, vesting or payment pursuant to this Restricted Stock award in accordance with Section 3.7.

(c)           If Holder and the Company are parties to an employment agreement that provides for accelerated  vesting of Options (as defined in the employment agreement) in the event of a Change in Control  Termination (as defined in the employment agreement), then, upon the satisfaction of the conditions in such employment agreement to cause accelerated vesting of Options in the event of a Change in Control Termination (and without regard to whether Holder then has any unvested Options), the Restrictions shall lapse as to one hundred percent (100%) of the Restricted Stock as of the date of such accelerated vesting of Options.

Section 2.5 - Restrictions on Distributions, etc.  In the event that any dividend or other distribution (including ordinary cash dividends, and whether in the form of Common Stock, other securities, or other property), or other distribution by reason of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-off, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, or issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar transaction or event, is paid, issued, exchanged or distributed in respect of Restricted Stock, such new or additional or different shares or securities or property (including cash) which are attributable to Holder in his capacity as the owner of the Restricted Stock then subject to Restrictions, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Administrator shall, in its discretion, otherwise provide.

ARTICLE III

OTHER PROVISIONS

Section 3.1 - Administration.  The Administrator shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend this Agreement provided that the rights or obligations of Holder are not affected adversely.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Holder, the Company and all other interested persons.  No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Stock award.

Section 3.2 - Conditions to Issuance of Stock Certificates.  The Restricted Stock may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Such shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificate or certificates (or any account or other evidence representing issuance) for shares of Common Stock or other cash, stock or other property pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)           The admission of such shares to listing on all stock exchanges on which such class of stock is then listed, if applicable; and

(b)           The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, if applicable, or the receipt of further representations from Holder as to investment intent or completion of other actions necessary to perfect exemptions, as the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c)           The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d)           The lapse of such reasonable period of time as the Administrator may from time to time establish for reasons of administrative convenience; and

(e)           The receipt by the Company of payment of any applicable withholding tax in accordance with Section 3.7.

Section 3.3 - Rights as Stockholder.  Except as otherwise provided herein (including in Section 2.5), upon the delivery of Restricted Stock to the Secretary or such other escrow holder as the

Administrator may appoint, Holder shall have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock, subject to Section 2.5.

Section 3.4 - Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to Holder shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Holder shall, if Holder is then deceased, be given to Holder’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 3.4.  Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.5 - Titles and Construction.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.  This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California, without regard to conflicts of laws thereof.

Section 3.6 - Conformity to Securities Laws.  Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan, this Agreement and the Restricted Stock shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.7 - Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from the shares of Common Stock issued under this Restricted Stock award or other compensation payable to Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or payment pursuant to this Restricted Stock award.  Except as otherwise provided by the Administrator in its discretion, in satisfaction of the foregoing requirement, the Company shall withhold shares of Common Stock issued under this Restricted Stock award and Holder hereby elects to transfer and deliver to the Company such shares of Common Stock having a Fair Market Value equal to the sums required to be withheld.  Notwithstanding any other provision of the Plan and this Agreement, the shares of Common Stock which may be withheld with respect to the issuance, vesting or payment under this Restricted Stock award in order to satisfy Holder’s federal and state income taxes and payroll tax liabilities with respect to the issuance, vesting or payment under this Restricted Stock award shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state income tax and payroll tax purposes that are applicable to such supplemental taxable income.

ARTICLE IV

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below.  The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.  All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

EXHIBIT 1-B

AMENDMENT AND RESTATEMENT OF 2001 INCENTIVE AWARD PLAN

EXHIBIT 1-C

ASSIGNMENT SEPARATE FROM CERTIFICATE

The undersigned,                                            , hereby assigns and transfers to Watson Pharmaceuticals, Inc., a Nevada corporation, (the “Company”), or its assignee,                                      (                  ) shares of the Common Stock, par value $0.0033 per share, of the Company, standing in my name on the books of said corporation represented by Certificate No.                herewith (or represented by Account No.             with                        ) and do hereby irrevocably constitute and appoint                               to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment may be used only in accordance with the Notice of Grant and Signature Page and Award Agreement between the Company and                                   dated as of                              ,                        .

____________________________________
Name

Date:________________________________

INSTRUCTIONS:  Please do not fill in any blanks other than the signature line.  The purpose of this assignment is to enable the Company to transfer the shares of Restricted Stock subject to forfeiture and surrender under the Forfeiture Restriction of, or subject to tax withholding under, the Notice of Grant and Signature Page and Award Agreement.

EXHIBIT 1-D

JOINT ESCROW INSTRUCTIONS

[,         2005]

Watson Pharmaceuticals, Inc.

311 Bonnie Circle

Corona, CA 92880

Attn:  Corporate Controller

Re:          Joint Escrow Instructions

Dear                                   :

As Escrow Agent for both Watson Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and the undersigned Holder of Restricted Stock of the Company (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain  Notice of Grant and Signature Page and Award Agreement, dated as of                                           (the “Agreement”), between the Company and                                        , in accordance with the following instructions:

1.             In the event of the forfeiture and surrender of the shares of Restricted Stock by Holder pursuant to the Forfeiture Restriction, or tax withholding, the Company shall give you a written notice specifying the number of shares of Restricted Stock or other securities to be transferred and delivered to the Company.  Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.             At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred and (c) to deliver the same, together with the certificate (or the account or other evidence) representing evidencing the shares of stock to be transferred, to the Company.

3.             Holder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement.  Holder does hereby irrevocably constitute and appoint you as Holder’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including, but not limited to, the filing with any applicable state authority of any required applications for consent to, or notice of transfer of, the securities.  Subject to the provisions of this paragraph 3 and the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4.             You will deliver to Holder a certificate or certificates representing so many shares of stock or other securities as are not then subject to the Restrictions, or tax withholding.

5.             If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Holder, you shall deliver all of the same to Holder and shall be discharged of all further obligations hereunder.

6.             Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.             You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Holder while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.             You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.             You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.           You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

11.           You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel and may pay such counsel reasonable compensation therefor.

12.           Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party.  In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13.           If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.           It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.           Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto.

If to the Company to:                                                    Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, CA  92880
Attention:  Corporate Secretary

If to Holder to:                                                                                       [Name]
[Address]

If to the Escrow Agent to:                           Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, CA  92880
Attention:  Corporate Controller

16.           By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.           This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18.           These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California (without giving effect to the conflicts of law principles thereof).

WATSON PHARMACEUTICALS, INC.,

a Nevada corporation

By:________________________________

Title:_______________________________

HOLDER

____________________________________

Name

ESCROW AGENT

______________________________________

[Name]

[Title] ________________________